UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 1, 2010

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into A Material Definitive Agreement.

Merger Agreement

On December 1, 2010, Insmed Incorporated, a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with River Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Transave, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“LLC Sub”), Transave, Inc., a Delaware corporation (“Transave”), and TVM V Life Science Ventures GmbH & Co. KG, in its capacity as the stockholders’ agent.  The Merger Agreement and the transactions contemplated thereby have been approved by the boards of directors of the Company, Merger Sub and Transave and by the sole member of LLC Sub.  Immediately following the execution and delivery of the Merger Agreement, Transave delivered to the Company and Merger Sub the irrevocable written consent of certain of the stockholders of Transave representing approximately 89% of the issued and outstanding Transave Capital Stock (as defined below) on an as converted to Transave Common Stock (as defined below) basis and approximately 92% of the Transave Preferred Stock (as defined below) voting as a separate class on an as converted to Transave Common Stock basis.  Following receipt of such written consent of the Transave stockholders, upon the terms set forth in the Merger Agreement, Merger Sub merged with and into Transave, with Transave continuing as the surviving corporation (the “First Merger”) and, immediately thereafter as a part of an integrated plan, Transave, as the surviving corporation of the First Merger, merged with and into LLC Sub, with LLC Sub continuing as the surviving company and as a wholly owned subsidiary of the Company (the “Second Merger,” and together with the First Merger, the “Mergers”).

Under the terms of the Merger Agreement, (i) the Transave stockholders holding shares of Series A Preferred Stock, par value $0.001 per share, of Transave (“Series A Preferred Stock”), shares of Series B Preferred Stock, par value $0.001 per share, of Transave (“Series B Preferred Stock”), shares of Series C Preferred Stock, par value $0.001 per share, of Transave (“Series C Preferred Stock”), or shares of Series D Preferred Stock, par value $0.001 per share, of Transave (“Series D Preferred Stock,” and collectively with Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Transave Preferred Stock”), received an aggregate of (A) 25,938,818 newly issued shares of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and (B) 91,745,892 shares of newly created Series B Conditional Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), the terms of which are described below, and (ii) the Transave stockholders holding shares of common stock of Transave, par value $0.001 per share (“Transave Common Stock,” and collectively with Transave Preferred Stock, “Transave Capital Stock”) received an aggregate of approximately $561,280 in cash.  Collectively, the shares of the Company Common Stock and the Company Preferred Stock (on an as converted basis) issued in connection with the Mergers represent approximately 46.7% of the capital stock of the Company on a fully diluted basis.  In connection with the closing of the Mergers (the “Closing”), the Company paid off Transave’s existing debt facility totaling approximately $8 million.

Transave has made customary representations and warranties in the Merger Agreement relating to, among other things, its (and its subsidiaries’) respective capital structure and organization, financial condition and business, operations, absence of  material adverse effects, permits, licenses and assets.  Similarly, the Company has made customary representations and warranties in the Merger Agreement relating to, among other things, its capitalization, financial statements, absence of  material adverse effect, permits, licenses and the Company’s public filings with the Securities and Exchange Commission. Under the terms of the Merger Agreement, the Company agreed to use reasonable best efforts, including filing a proxy statement with the Securities Exchange Commission, to obtain, following the consummation of the Mergers, the Company’s shareholders’ approval of the conversion of the Company Preferred Stock (as described below).

Of the 91,745,892 shares of the Company Preferred Stock issued in the Mergers, an aggregate of 17,652,707 shares of the Company Preferred Stock was retained by the Company as security for any indemnification payments required pursuant to the terms of the Merger Agreement.  (the “Holdback Shares”).  Such shares will be delivered to Transave stockholders that have not perfected appraisal rights under the Delaware General Corporation Law and that are otherwise entitled to Merger Consideration (“Eligible Stockholders”), with necessary adjustments made for indemnity claims, on the distribution dates specified in the Merger Agreement.

Under the terms of the Merger Agreement, the Eligible Stockholders are obligated to indemnify the Company for all losses resulting from breaches of Transave’s representations and warranties or Transave’s breach or failure to perform its covenants under the Merger Agreement. Similarly, the Company is obligated to indemnify the Eligible Stockholders for all losses resulting from breaches of the Company’s representations and warranties and the Company’s breach or failure to perform its covenants under the Merger Agreement.  The Company’s indemnification claims are limited to and must be satisfied out of the Holdback Shares.  The Company’s indemnification liability is limited to $12,558,136.  In each case, indemnification claims are required to be asserted within 18 months following the Closing of the Mergers.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K.

Terms of the Preferred Stock

The terms, rights, obligations and preferences of the shares of the Company Preferred Stock issued in connection with the Mergers are set forth in the Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”) which was filed with the State Corporation Commission of the Commonwealth of Virginia on the closing date of the Mergers.  The terms of the shares of the Company Preferred Stock include the following:

Liquidation Preference: Each share of Company Preferred Stock has a liquidation preference equal to the greater of (x) $0.7114 per share (“Stated Value”) plus an amount equal to any accrued and unpaid dividends on such shares of the Company Preferred Stock or (y) the value of the shares of the Company Common Stock that would be issued in respect thereof upon conversion of such share of the Company Preferred Stock (regardless of whether the Company’s shareholders have approved the conversion of the shares of Company Preferred Stock).

Dividend: Shares of the Company Preferred Stock are entitled to receive any dividends payable on the Company Common Stock.  In addition, shares of the Company Preferred Stock will accrue dividends at a rate of 12.5% per annum at the end of each six month period following the earlier of (i) December 1, 2011 or (ii) the date upon which at least 50 patients have been given at least one dose in Phase III clinical trials for ARIKACETM, but in no event earlier than September 1, 2011.  Accrued dividends will be paid in cash except that the board of directors of the Company may pay such dividends in kind by increasing the Stated Value by the amount of such dividend.

Mandatory Conversion: Shares of the Company Preferred Stock will automatically convert into shares of the Company Common Stock upon receipt of shareholder approval of the conversion feature.

Conversion Rate: Each share of the Company Preferred Stock will be convertible into the number of shares of the Company Common Stock equal to the number obtained by dividing (x) the Stated Value plus the accrued but unpaid dividends on such shares by (y) $0.7114 (subject to customary adjustments for changes in the Company’s capital structure).

Redemption: In the event shareholder approval has not been obtained, on or after the fifth anniversary of the Closing, the holders of at least 62.5% of the then outstanding shares of the Company Preferred Stock may cause the Company to redeem all, but not less than all, of the outstanding shares of the Company Preferred Stock by written election, provided that the redemption date will be at least 180 days after delivery to the Company of such written election.  In the event of such redemption, the redemption price per share (the “Series B Redemption Price”) will be equal to the greater of (x) the Stated Value plus an amount equal to any accrued and unpaid dividends on such shares of the Company Preferred Stock or (y) the product of (a) the average closing price for the ten consecutive trading days immediately preceding the redemption date and (b) the number of shares of the Company Common Stock that such holder of the Company Preferred Stock would have been entitled to receive upon conversion.  In the event that less than all of the Series B Preferred Stock is redeemed within 30 days after the date set for redemption, any shares remaining outstanding shall accrue interest on the Series B Redemption Price at a rate of 15% per annum.

Voting: Shares of the Company Preferred Stock will be non-voting, except that for as long as at least 10% of the Company Preferred Stock issued on the closing date of the Mergers remain outstanding, the Company may not alter the rights, preferences, power or privileges of the shares of the Company Preferred Stock, increase or decrease (other than by conversion) the total number of authorized or issued shares of Company Preferred Stock, authorize or issue, or obligate itself to issue, any equity security having a preference over or on parity with the Company Preferred Stock with respect to dividends or liquidation, redeem, purchase or otherwise acquire any shares of junior stock or any series of preferred stock other than the Company Preferred Stock or declare, pay or set aside for payment any dividends on the Company Common Stock without the approval of the holders of at least 62.5% of the then outstanding shares of the Company Preferred Stock.  In addition, for as long as at least 10% of the Company Preferred Stock issued on the closing date of the Mergers remain outstanding, the Company must obtain the approval of the holders of at least a majority of the then outstanding shares of the Company Preferred Stock in order to liquidate the Company or to effect a change of control, provided that such voting rights will expire when the holders of the Company Preferred Stock as of the Closing no longer beneficially own at least a majority of the outstanding shares of the Company Preferred Stock.

A copy of the Articles of Amendment is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.  The foregoing description of the terms of the Company Preferred Stock is qualified in entirety by reference to the full text of the Articles of Amendment filed with this Current Report on Form 8-K.

Shareholders’ Agreement

On the date of the Merger Agreement, in connection with the execution thereof,  the Company also entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with certain Transave stockholders (the “Shareholder Parties”) who collectively held approximately 89% of the issued and outstanding Transave Capital Stock on an as converted to Transave Common Stock basis.

Pursuant to the Shareholders’ Agreement, the Shareholder Parties holding 62.5% of the outstanding Company Common Stock and Company Preferred Stock (on an as converted to Company Common Stock basis) held by all Shareholder Parties have the right to nominate one director for election to the Company Board.  Such right to nominate a director will expire following the earliest of (i) the fifth anniversary of the Closing, (ii) the conversion of the Company Preferred Stock to Company Common Stock, or (iii) such time that the Shareholder Parties and their affiliates no longer hold at least 6,484,705 shares of the Company Common Stock and at least 22,936,473 shares of Company Preferred Stock issued pursuant to the Mergers.

Under the terms of the Shareholders’ Agreement, the Shareholder Parties are prohibited from transferring any shares of the Company received in connection with the Mergers for 180 days following the Closing of the Mergers, provided that certain shareholders are permitted to transfer up to an aggregate 7,600,000 shares of Company Common Stock or Company Preferred Stock (on an as converted to Common Stock basis) prior to such time.  Thereafter, the Shareholder Parties are able to dispose of shares received in connection with the Mergers to unaffiliated third parties up to one-third of the stock of the Company received by them every six months (with each additional 1/3 increment being cumulative and in addition to the amount such Shareholder Party was otherwise permitted to sell but did not sell in the previous six-month period).

In addition, until the 18-month anniversary of the closing date, the Shareholder Parties are prohibited, unless otherwise consented to or requested by the Company or as otherwise permitted under the Shareholders’ Agreement, from (i) acquiring additional shares of the Company Common Stock (or securities convertible or exercisable into shares of the Company Common Stock), (ii) entering into an agreement relating to a change of control transaction or other extraordinary transaction involving the Company and (iii) taking certain actions relating to the voting of the Company securities.

A copy of the Shareholders’ Agreement is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Shareholders’ Agreement is qualified in entirety by reference to the full text of the Shareholders’ Agreement filed with this Current Report on Form 8-K.

Registration Rights Agreement

On the date of the Merger Agreement, in connection with the execution thereof, the Company also entered into a customary registration rights agreement with respect to the shares of the Company Common Stock (including shares of Company Common Stock issuable upon conversion of the Company Preferred Stock) issued to Transave stockholders under the Merger Agreement.  The agreement provides for (i) two demand registrations, (ii) “piggy-back” registration rights and (iii) Form S-3 shelf registration rights.  The registration rights are subject to certain dollar thresholds and other limitations, including (if applicable) holdbacks at the request of underwriters.

A copy of the registration rights agreement is filed with this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.  The foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of the registration rights agreement filed with this Current Report on Form 8-K.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The issuance and sale of the shares of the Company Common Stock and the Company Preferred Stock at the Closing of the Mergers are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act (“Regulation D”).  Prior to the issuance of the shares of the Company Common Stock and the Company Preferred Stock, each of Transave’s stockholders is required to make certain representations to the Company as required by Regulation D.  The Company has not and will not engage in general solicitation or advertising with regard to the issuance and sale of the Company Common Stock and the Company Preferred Stock and has not and will not offer securities to the public in connection with the issuance and sale of the Company securities pursuant to the Merger Agreement.

Item 3.03                      Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Under the Articles of Amendment, for so long as at least 10% of the Company Preferred Stock issued on the closing date of the Mergers remains outstanding, the Company may not pay or set aside for payment any dividends on the Company Common Stock without the approval of the holders of at least 62.5% of the then outstanding shares of the Company Preferred Stock.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

In connection with the Mergers described in Item 1.01, on December 1, 2010 Kenneth G. Condon, Graham K. Crooke and Dennis M. Lanfear resigned as directors of the Company and Mr. Donald Hayden, Jr. was appointed as a director and as the Chairman of the Board of Directors of the Company.

Melvin Sharoky, M.D. and Randall W. Whitcomb, M.D. have been appointed to serve on the Audit Committee of the Board of Directors to fill the vacancies created by the resignations of Messrs. Condon and Crooke.  Steinar Engelsen, M.D. will continue to serve as a member of the Audit Committee.  The Board has determined that Dr. Engelsen is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.  The Board has determined that Dr. Sharoky and Dr. Whitcomb are independent directors as defined by Rule 5605(c)(2) of the NASDAQ Listing Rules and our Corporate Governance Guidelines.

Mr. Hayden has been appointed to the Compensation Committee of the Board of Directors and the Nominations and Corporate Governance Committee of the Board of Directors to fill the vacancies created by the resignation of Mr. Condon.

As provided in the Merger Agreement, on December 1, 2010, the Company appointed Timothy Whitten, the Chief Executive Officer of Transave immediately prior to the Mergers, as the Chief Executive Officer and President of the Company, and Dr. Renu Gupta as Executive Vice President Development and Chief Medical Officer.

Donald Hayden, Jr., age 54, served as the Executive Chairman of Transave since April 2006.  In addition, Mr. Hayden has served as a member of the Board of Directors of Amicus Therapeutics, Inc. (“Amicus”) since March 2006 and as Lead Independent Director of Amicus since February 2010.  Mr. Hayden previously served as Chairman of the Board of Directors of Amicus from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer of Amicus.  From 1991 to 2005, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas.  Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University.

Timothy Whitten, age 53, served as the President and Chief Executive Officer of Transave since 2006.  He joined Transave from Pharmacyclics where he served for approximately five years.  His roles included Senior Vice President of Commercial Operations and Business Development, among others.  Prior to Pharmacyclics, Mr. Whitten spent 16 years at Bristol-Myers Squibb Company (BMS).  His roles included Vice President, Global Marketing, Oncology, Immunology and Pulmonary Diseases; Vice President U.S. Marketing, Bristol Myers Oncology and Immunology; and Vice President, Global Pravastatin Initiative.  During his 16 years in marketing, sales and strategic planning at BMS, Mr. Whitten led the successful U.S. launch and marketing of Taxol® (paclitaxel) Injection, an oncology product.  He also led the company’s strategic direction for the global oncology and immunology franchises.  Mr. Whitten earned his master’s degree in business administration from Colgate Darden Graduate School of Business Administration at University of Virginia and received his pharmacy degree Magna Cum Laude from West Virginia University.

Renu Gupta, M.D., age 55, has served as the Executive Vice President Development and Chief Medical Officer of Transave, Inc. since September 2006, and has been a Director of the UK subsidiary, Transave Inhalation Biotherapeutics as of May 2008.  From May 2003 to August 2006, she held the position of Senior Vice President Development at Antigenics, Inc.  Prior to that, she served at Novartis as Vice President and Head of U.S. Clinical Research and Development and Global Head of Cardiovascular, Metabolics, Endocrine and Gastroenterology Research. Dr. Gupta also spent almost 10 years at Bristol-Myers Squibb, where she was responsible for clinical research, business development and global development and marketing strategy for infectious diseases and immunology.  Dr. Gupta received her bachelor and medical degrees from the University of Zambia and completed her medical and post-doctoral training at Albert Einstein Medical Center, the Wistar Institute of Anatomy and Biology, Children’s Hospital of Philadelphia, and the University of Pennsylvania, where she was Adjunct Assistant Professor until 1997.  Dr. Gupta has more than 25 years of development, regulatory and senior management experience with the biopharma industry.  Her work has been published in leading peer-reviewed journals and she has been active in numerous relevant academic and professional societies.  Dr. Gupta is a founding member of the Industrial Management Board at the Harvard Medical School, served as Chair of the Medical Advisory Council for Antigenics, past member of the Scientific Advisory Board at Cerimon Pharmaceuticals, and the Institute of Medicine Forum on Emerging Infections, and is Board Member of Aim at Melanoma, former Charlie Guild Melanoma Foundation.

The Company intends to enter into employment agreements with Mr. Whitten and Dr. Gupta on mutually agreeable terms to be negotiated.

In connection with the transaction, the Compensation Committee of the Company’s Board of Directors amended the Company’s outstanding restricted stock awards and stock option awards granted under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Plan”) to provide for immediate vesting of such awards as of the effective date of the Merger.  The Compensation Committee also extended the period during which any option holder may exercise outstanding options awarded under the Plan after termination of his or her employment or service with the Company for any reason, other than for cause as provided in the Plan, to the earlier of the second anniversary of the date of termination of the option holder’s employment or service with the Company, or the original expiration date of the option as provided in the individual option agreement.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

In connection with the Mergers described in Item 1.01, on December 1, 2010, the closing date of the Mergers, the Company filed with the State Corporation Commission of the Commonwealth of Virginia an Articles of Amendment to the Articles of Incorporation of the Company in order to create the Company Preferred Stock.  The terms, rights, obligations and preferences of the shares of the Company Preferred are described in Item 1.01 above.

On December 1, 2010, the Company amended its bylaws to provide that the number of directors constituting the Board of Directors shall be not less than four nor more than six directors and the number of directors constituting the Board of Directors was decreased from six directors to four directors.

Item 8.01.                      Other Events.

On December 2, 2010, the Company issued a press release relating to the Mergers, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward–Looking Statements

The statements made in this Form 8-K contain forward-looking statements which are made pursuant to provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such statements in this Form 8-K, including statements relating to expectations regarding the anticipated benefits of the business combination, the results of clinical trials, the development of the combined company’s products, the anticipated shareholder vote and the business strategies, plans and objectives of management, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in integrating the operations of the combined company, we may be unsuccessful in developing our product candidates, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2009.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this Form 8-K.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

Important Information

The Company intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of the convertibility of the Company Preferred Stock issued to the holders of the Transave Preferred Stock (the “Shareholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by the Company with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from the Company’s website at www.insmed.com or by writing to: Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia, 23235, Attention: Mr. W. McIlwaine Thompson, Corporate Secretary.

    The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Shareholder Approval. Information regarding the Company’s directors and executive officers is included in the Company’s definitive proxy statement for its 2010 annual meeting of shareholders held on June 9, 2010, which was filed with the SEC on April 30, 2010.  Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Shareholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this 8-K has not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of Transave was required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of Transave was required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 1, 2010, by and among the Company, Merger Sub, LLC Sub, Transave and TVM V Life Science Ventures GmbH & Co. KG, as stockholders’ agent.

3.1	Articles of Amendment to the Articles of Incorporation of the Company, dated as of December 1, 2010.

3.2	Amendment to Amended and Restated Bylaws of the Company

4.1	Shareholders’ Agreement dated as of December 1, 2010, by and among the Company and the Shareholder Parties.

4.2	Registration Rights Agreement, dated as of December 1, 2010, by and among the Company and the shareholders that are party to the agreement from time to time.

99.1	Press release issued by the Company on December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Insmed Incorporated

Date: December 2, 2010

      By: /s/Kevin P. Tully C.G.A.
      Name: Kevin P. Tully C.G.A.
Title: Executive Vice President & Chief Financial Officer